Exhibit 10.5

SECOND AMENDMENT TO CREDIT AGREEMENT
This Second Amendment to Credit Agreement (this “Agreement”), dated as of June 5, 2018 (the “Second Amendment Effective Date”), is by and among NSA OP, LP, a limited partnership formed under the laws of the State of Delaware (the “Borrower”), certain Subsidiaries of the Borrower party to the Credit Agreement referred to below (collectively, the “Guarantors”), NATIONAL STORAGE AFFILIATES TRUST, a Maryland real estate investment trust (“NSA REIT”), certain existing lenders party hereto (each, an “Existing Lender” and collectively the “Existing Lenders”), the additional lender parties hereto providing a new commitment pursuant to the terms hereof (each, an “Increase Lender” and collectively the “Increase Lenders”) and CAPITAL ONE, NATIONAL ASSOCIATION, as Administrative Agent (the “Administrative Agent”) for the Lenders (as hereinafter defined). All capitalized terms used herein without definitions shall have the meanings given to such terms in the Credit Agreement (as hereinafter defined).
WHEREAS, the Credit Agreement, dated as of June 30, 2016, as amended by that certain First Amendment to Credit Agreement and Release of Parent Guaranty dated April 16, 2018 (as so amended and as further amended, modified, supplemented or restated and in effect from time to time, the “Credit Agreement”), is by and among, among others, the Borrower, the Guarantors, NSA REIT, the Administrative Agent and the financial institutions which are or become a party thereto as lenders (each a “Lender” and, collectively, the “Lenders”);
WHEREAS, Section 2.16 of the Credit Agreement provides that the Borrower may request, upon notice to the Administrative Agent and satisfaction of the conditions set forth in Section 2.16(b) of the Credit Agreement (the “Increase Conditions”), that additional Incremental Term Loans be made under the Credit Agreement in an aggregate amount of up to $100,000,000;
WHEREAS, immediately prior to the effectiveness of this Agreement, (a) the aggregate outstanding principal amount of Term Loans under the Credit Agreement is $100,000,000 (the “Closing Date Term Loans”), (b) the Term Loan Commitments have been utilized and are equal to zero, and (c) the Borrower may request up to $100,000,000 of Incremental Term Loans under Section 2.16 of the Credit Agreement (prior to giving effect to this Agreement);
WHEREAS, the Borrower is hereby requesting Incremental Term Loans under Section 2.16 of the Credit Agreement in an aggregate amount equal to $75,000,000 (the “Increase”), so that after giving effect to the Increase, the remaining availability for additional Incremental Term Loans under Section 2.16 of the Credit Agreement is $25,000,000 (the “Remaining Accordion”) (prior to giving effect to the refreshing of the accordion under Section 2.16 of the Credit Agreement provided for herein);
WHEREAS, the Borrower has requested that, after giving effect to the Increase, the Lenders refresh the accordion availability under Section 2.16 of the Credit Agreement to permit an additional $200,000,000 of Incremental Term Loans to be requested thereunder in accordance with the terms thereof (the “Additional Accordion”), so that after giving effect to the Additional Accordion, the aggregate accordion available under Section 2.16 of the Credit Agreement (i.e., including the Remaining Accordion) will be $225,000,000, and the aggregate amount of the total Term Loan Facility, after giving effect to any exercise of such accordion shall not exceed $400,000,000;

WHEREAS, Schedule 1.1 to the Credit Agreement (Lender Commitments) will be updated to reflect Term Loan Commitments relating to the Incremental Term Loans being implemented under this Agreement, to be attached hereto as Annex 2;
WHEREAS, the Borrower has also requested, in connection with the Increase, that the definition of “Applicable Margin” be amended as reflected herein; and
WHEREAS, the Administrative Agent is willing to give effect to the Increase and the other amendments to the Credit Agreement set forth herein provided that the parties hereto enter into this Agreement;
NOW THEREFORE, the parties hereto hereby agree as follows:
1.    Increase. Pursuant to (and notwithstanding any of the provisions of) Section 2.16 of the Credit Agreement, each Increase Lender hereby severally and not jointly agrees to provide a Term Loan Commitment (each a “Delayed Draw Term Loan Commitment”) for a delayed draw Term Loan in the amount set forth next to such Increase Lender’s name on Annex 1 attached hereto (in each case, such Lender’s “Increase Amount”) and subject to the terms of the Credit Agreement as amended hereby, to make Term Loans to the Borrower in the aggregate amount of its Delayed Draw Term Loan Commitment (each a “Delayed Draw Term Loan” and collectively, the “Delayed Draw Term Loans”). The aggregate amount of the Increase, as set forth in such Annex 1, is equal to $75,000,000. Subject to the terms and conditions set forth in the Credit Agreement, such Delayed Draw Term Loans shall be available to be drawn by the Borrower on no more than two (2) occasions during the Availability Period (defined below). The amount of each requested draw of Delayed Draw Term Loans shall be in a minimum principal amount the lesser of (a) $25,000,000 and (b) the remaining unused amount of the aggregate Delayed Draw Term Loan Commitments. Upon funding of all or any portion of the Delayed Draw Term Loans, the amount of the Delayed Draw Term Loan Commitments funded shall automatically terminate on a pro rata basis. After giving effect to the Increase, each Increase Lender shall have the Delayed Draw Term Loan Commitment and Commitment Percentage with respect to the Term Loan Facility set forth on the new Schedule 1.1 attached as Annex 2 hereto. For the avoidance of doubt, the maturity date of the Delayed Draw Term Loans is the Maturity Date.
2.    Amendments to Credit Agreement.
As of the Second Amendment Effective Date, the Credit Agreement is amended as set forth below:
(a)    The definition of “Applicable Margin” set forth in Section 1.1 of the Credit Agreement is amended by deleting the Table contained in clause (a) thereof in its entirety and inserting in place thereof the following new Table:

Level	Total Leverage Ratio	Applicable Margin for Term Loans that are LIBOR Loans	Applicable Margin for Term Loans that are Base Rate Loans
1	Less than or equal to 45%	1.30%	0.30%
2	Greater than 45% and less or equal to 50%	1.40%	0.40%
3	Greater than 50% and less than or equal to 55%	1.50%	0.50%
4	Greater than 55%	1.70%	0.70%

(b)    The definition of “Applicable Margin” set forth in Section 1.1 of the Credit Agreement is further amended by deleting the Table contained in clause (b) thereof in its entirety and inserting in place thereof the following new Table:

Credit Rating Level	Credit Rating	Applicable Margin for Term Loans that are LIBOR Loans	Applicable Margin for Term Loans that are Base Rate Loans
I	At least A- or A3	0.90%	0.00%
II	BBB+ or Baa1	0.95%	0.00%
III	BBB or Baa2	1.10%	0.10%
IV	BBB- or Baa3	1.35%	0.35%
V	Below BBB- or Baa3	1.75%	0.75%

(c)    Section 1.1 is hereby amended by amending and restating each of the following definitions to read in their entirety as follows:
“Availability Period” means (x) with respect to the Closing Date Term Loans, the period from and including the Effective Date to the earliest of (i) December 30, 2016, (ii) the Maturity Date and (iii) the date of termination of the commitments of the Lender to make Term Loans pursuant to Section 11.2 and (y) with respect to the Delayed Draw Term Loans, the period from and including the Second Amendment Effective Date to the earliest of (i) December 5, 2018, (ii) the Maturity Date, and (iii) the date of termination of the commitments of the Lender to make Term Loans pursuant to Section 11.2.
“Incremental Term Loan Amendment” has the meaning given that term in Section 2.16(e) and includes the Second Amendment.
“Term Loan” or “Term Loans” means an advance made by any Lender under the Term Loan Facility, including the Closing Date Term Loans and the Delayed Draw Term Loans.
“Term Loan Commitment” means, (a) as to each Term Loan Lender on the Effective Date, its obligation to make Loans to Borrower pursuant to Section 2.2 in an original principal amount not to exceed the applicable amount set forth opposite such Term Loan Lender’s name on Schedule 1.1 (prior to the Second Amendment Effective Date), as may be reduced from time to time pursuant to Section 2.12, and (b) each applicable Term Loan Lender’s obligation to make a Term Loan after the Effective Date (including under the Delayed Draw Term Loan Commitments) as set forth in any agreement (including the Second Amendment) executed by an existing Term Loan Lender or a Person who becomes a Term Loan Lender in accordance with Section 2.16.
“Term Loan Lender” means a Lender having a Term Loan Commitment, or if the applicable Term Loan Commitments have terminated, a Lender holding a Term Loan, including any Second Amendment Increase Lender.
(d)    Section 1.1 is hereby further amended by inserting therein each of the following new definitions in the appropriate alphabetical order:
“Closing Date Term Loan(s)” has the meaning given that term in Section 2.2(a).
“Delayed Draw Term Loan(s)” has the meaning given that term in Section 2.2(a).
“Delayed Draw Term Loan Commitment” as to each Second Amendment Increase Lender, its obligation to make Delayed Draw Term Loans to Borrower pursuant to Section 2.2 in an original principal amount not to exceed the applicable amount set forth opposite such Second Amendment Increase Lender’s name on Schedule 1.1, as such amount may be reduced from time to time pursuant to Section 2.12.
“Delayed Draw Term Note” means collectively, the promissory notes made by Borrower in favor of each Second Amendment Increase Lender requesting a promissory note in an aggregate principal amount equal to such Second Amendment Increase Lender’s Delayed Draw Term Loan Commitment as originally in effect, substantially in the form of Exhibit F-1, as the same may be amended, replaced, substituted and/or restated from time to time.
“Second Amendment” means that Second Amendment to Credit Agreement dated as of the Second Amendment Effective Date, by and among the Borrower, certain Subsidiaries of the Borrower, NSA REIT, the lender parties thereto providing a new commitment pursuant to the terms thereof and Capital One, National Association, as the administrative agent.
“Second Amendment Effective Date” means June 5, 2018.
“Second Amendment Increase Lender” shall mean any Increase Lender set forth in the Second Amendment.
(e)    Section 2.2 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:
“(a)    Term Loans. Subject to the terms and conditions set forth herein, the Term Loan Lenders on the Effective Date severally and not jointly made Term Loans to the Borrower on the Effective Date, in an aggregate original principal amount equal to

$100,000,000 (each such term loan, a “Closing Date Term Loan” and collectively, the “Closing Date Term Loans”). Subject to the terms and conditions set forth herein, each Second Amendment Increase Lender severally and not jointly agrees to make an additional Term Loan (each such term loan, a “Delayed Draw Term Loan” and collectively, the “Delayed Draw Term Loans”) to the Borrower on no more than two (2) occasions from time to time, on any Business Day during the applicable Availability Period, in an aggregate principal amount not to exceed such Second Amendment Increase Lender’s Delayed Draw Term Loan Commitment remaining on such date. The aggregate amount of each draw of Delayed Draw Term Loans shall be in a minimum principal amount equal to the lesser of (a) $25,000,000 and (b) the remaining unused amount of the Delayed Draw Term Loan Commitment. Upon the funding of all or any portion of the Delayed Draw Term Loans, the respective amounts of the Delayed Draw Term Loan Commitments shall automatically terminate. Amounts borrowed under this Section 2.2(a) and repaid or prepaid may not be reborrowed. Term Loan Commitments (including any Delayed Draw Term Loan Commitment) not drawn under the Term Loan Facility on the last day of the applicable Availability Period shall automatically terminate and shall no longer be available for borrowing hereunder.
(b)    Requesting Term Loans. The Borrower shall deliver to the Administrative Agent a Notice of Borrowing, which notice must be received by the Administrative Agent no later than 11:00 a.m. on the date that is (i) one Business Day prior to the anticipated date of borrowing, in the case of a request for Base Rate Loans or (ii) three Business Days prior to the anticipated date of borrowing in the case of a request for LIBOR Loans. Upon receipt of such Notice of Borrowing the Administrative Agent shall promptly notify each Lender. The Notice of Borrowing provided by the Borrower in the preceding sentence shall be irrevocable once given and binding on the Borrower.
(c)    Disbursement of Term Loan Proceeds. No later than 12:00 p.m. on the date of borrowing, each Lender will make available for the account of its applicable Lending Office to the Administrative Agent at the Principal Office, in immediately available funds, the proceeds of the Term Loan (including any Delayed Draw Term Loan) to be made by such Lender. Subject to satisfaction of the applicable conditions set forth in Article VI for such borrowing, the Administrative Agent will make the proceeds of such borrowing available to the Borrower no later than 2:00 p.m. on the date of borrowing.
(e)    Pari Passu. All Loans to the Borrower under this Agreement, including any Delayed Draw Term Loans, shall rank pari passu in right of payment.
(f)    Section 2.7 of the Credit Agreement is hereby amended by adding the following sentence after the last sentence in such Section:
“For the avoidance of doubt, the Delayed Draw Term Loan will be due and payable in full on the Maturity Date.”
(g)    Clause (b) of Section 2.11 of the Credit Agreement is hereby amended by adding the following sentence as the last sentence in such subsection:

“For the avoidance of doubt, at the request of any Second Amendment Increase Lender, the undrawn portion of the Delayed Draw Term Loan Commitments available for Delayed Draw Term Loans shall be evidenced by the Delayed Draw Term Note.”
(h)    The first sentence of clause (a) of Section 2.16 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:
“The Borrower may from time to time elect to enter into one or more additional tranches of term loans (each, an “Incremental Term Loan”), in a minimum amount of $5,000,000 and an integral multiple of $1,000,000 in excess thereof so long as, after giving effect thereto, the aggregate amount of all such Incremental Term Loans does not exceed $225,000,000 and the total Term Loan Facility Amount shall not at any time exceed $400,000,000 in the aggregate.”
(i)    Clause (a) of Section 3.6 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:
“(a)    Unused Fees. The Borrower agrees to pay to the Administrative Agent for the account of the Second Amendment Increase Lenders an unused facility fee equal to (i) the average daily amount of the undrawn portion of Delayed Draw Term Loan Commitments, multiplied by (ii) 0.25%. Such fee shall be nonrefundable, computed quarterly in arrears based on such average daily amount, and payable in arrears on (x) the first Business Day of each calendar quarter, (y) the Maturity Date and (z) on the last day of the applicable Availability Period.”
(j)    Section 4.2 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:
“(a) Anything herein to the contrary notwithstanding, if, on or prior to the determination of LIBOR for any Interest Period:
(i)    the Administrative Agent reasonably determines (which determination shall be conclusive) that by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining LIBOR for such Interest Period, or
(ii)    the Administrative Agent reasonably determines (which determination shall be conclusive) that the relevant rates of interest referred to in the definition of LIBOR upon the basis of which the rate of interest for LIBOR Loans for an Interest Period is to be determined are not likely to adequately cover the cost to the Requisite Lenders of making or maintaining such LIBOR Loans;
then the Administrative Agent shall give the Borrower and each Lender prompt notice thereof and, so long as such condition remains in effect, the Lenders shall be under no obligation to, and shall not, make additional LIBOR Loans, Continue LIBOR Loans or Convert Loans into LIBOR Loans and the Borrower shall, on the last day of each current Interest Period for each outstanding LIBOR Loan, either repay such Loan or Convert such Loan into a Base Rate Loan.
(b)    Notwithstanding the foregoing, in the event the Administrative Agent determines (which determination shall be conclusive absent manifest error) that (i) the circumstances set forth in Section 4.2(a) have arisen and such circumstances are unlikely to be temporary, (ii) Thomson Reuters or Bloomberg (or any Person that takes over the administration of such rate) discontinues its administration and publication of interest settlement rates for deposits in Dollars, or (iii) the supervisor for the administrator of the interest settlement rate described in Section 4.2(a) or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which such interest settlement rate shall no longer be used for determining interest rates for loans, then the Administrative Agent and the Borrower shall seek to jointly agree upon an alternate rate of interest to LIBOR that gives due consideration to the then prevailing market convention for determining a rate of interest for syndicated loans in the United States at such time, and the Administrative Agent and the Borrower shall amend this Agreement to reflect such alternate rate of interest and such other related changes to this Agreement as may be applicable. Notwithstanding anything to the contrary in Section 13.6 hereof, such amendment shall become effective without any further action or consent of any other party to this Agreement so long as the Administrative Agent shall not have received, within five (5) Business Days of the date notice of such alternate rate of interest is provided to the Lenders, a written notice from the Requisite Lenders stating that such Requisite Lenders object to such amendment. Until an alternate rate of interest shall be determined in accordance with this Section 4.2(b), (x) any request pursuant that requests the conversion to, or continuation of any, LIBOR Loan shall be ineffective and any such LIBOR Loan shall be continued as or converted to, as the case may be, a Base Rate Loan, and (y) if any request is made for a LIBOR Loan, such Loan shall be made as a Base Rate Loan. If the alternate rate of interest determined pursuant to this Section 4.2(b) shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.”
(k)    Section 8.11 of the Credit Agreement is hereby amended inserting the following new sentence at the end thereof:
“Without limitation of the foregoing, each of the Loan Parties shall, promptly upon the request of the Administrative Agent or any Lender, provide such further documentation or other information as is reasonably requested for purposes of compliance with any Applicable Laws pertaining to anti-money laundering or “know-your-customer”, including, without limitation, Applicable Laws relating to beneficial ownership and controlling parties.”

(l)    Exhibit F-1 (Form of Delayed Draw Term Loan Note) attached hereto as Annex 3 is hereby added to the Credit Agreement.
(m)    On and after the Second Amendment Effective Date, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement, as amended by the Second Amendment.
3.    Increasing Agreements. Each Increase Lender that is an existing Lender immediately prior to the effectiveness of this Agreement will enter into an Increasing Lender Agreement in substantially the form attached to the Credit Agreement as Exhibit H in connection with the Increase (each an “Increasing Lender Agreement”).
4.    Amendment of Schedule 1.1. Schedule 1.1 to the Credit Agreement is hereby deleted and replaced with Schedule 1.1 attached hereto as Annex 2.
5.    Affirmation and Acknowledgment. Subject to the terms of the Loan Documents, the Borrower hereby ratifies and confirms all of its Obligations to the Lenders, including, without limitation, the Loans, the Notes and the other Loan Documents, and the Borrower hereby affirms its absolute and unconditional promise to pay to the Lenders all Obligations under (and as defined in) the Credit Agreement, both before and after giving effect to this Agreement. The Guarantors hereby consent to the transactions contemplated by this Agreement and acknowledge and agree that the guaranties made by them contained in each Guaranty are, and shall remain, in full force and effect after giving effect to this Agreement. The execution, delivery and effectiveness of this Agreement shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents. NSA REIT and each Loan Party hereby ratifies the Credit Agreement and acknowledges and reaffirms (a) that it is bound by all terms of the Credit Agreement applicable to it and (b) that it is responsible for the observance and full performance of its respective Obligations.
6.    Representations and Warranties. NSA REIT, the Borrower and each of the Guarantors hereby jointly and severally represent and warrant to the Administrative Agent and Lenders as follows:

(a)
The execution, delivery and performance of this Agreement by NSA REIT, the Borrower and each Guarantor (i) are within the authority of NSA REIT and each such Loan Party, (ii) have been duly authorized by all necessary proceedings on the part of NSA REIT and each such Loan Party, (iii) do not conflict with or result in any breach or contravention of any Applicable Law (including all applicable Environmental Laws) to which NSA REIT or such Loan Party is subject or any judgment, order, writ, injunction, license or permit applicable to NSA REIT or such Loan Party, (iv) do not conflict with, result in a breach of or constitute a default under the articles of incorporation, bylaws, partnership agreement, trust indenture, operating agreement or other similar organizational documents of NSA REIT or any Loan Party, or any material indenture, agreement or other instrument to which NSA

REIT, any Loan Party or any of their respective Subsidiaries is a party or by which any of them or any of their respective properties may be bound (including, in any event, the Material Contracts), (v) do not require any Governmental Approval and (vi) do not contravene any provisions of the Credit Agreement, or result in or require the creation or imposition of any mortgage, pledge, security interest, lien, encumbrance or charge upon any of the properties or assets of NSA REIT or such Loan Party.

(b)
This Agreement (including the Increase) constitute legal, valid and binding obligations of NSA REIT and each Loan Party, enforceable against each in accordance with their respective terms, except as the same may be limited by bankruptcy, insolvency, and other similar laws affecting the rights of creditors generally and the availability of equitable remedies for the enforcement of certain obligations (other than the payment of principal) contained herein or therein and as may be limited by equitable principles generally.

(c)
The representations and warranties made or deemed made by NSA REIT and each Loan Party in the Loan Documents to which it is a party are true and correct in all material respects (or in all respects to the extent that such representations and warranties are already subject to concepts of materiality) on and as of the Second Amendment Effective Date with the same force and effect as if made on and as of such date except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date). For purposes of this clause (d), the representations and warranties contained in Section 7.11 of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to Article IX of the Credit Agreement.

(d)
Both immediately before and immediately after giving effect to this Agreement (including the Increase) and the transactions contemplated hereby, no Default or Event of Default under (and as defined in) the Credit Agreement exists, has occurred, is continuing or would exist immediately after giving effect thereto.

7.    Conditions Precedent. This Agreement shall be deemed to be effective as of the Second Amendment Effective Date, subject to the execution and delivery of the following documents, each in form and substance satisfactory to the Administrative Agent and satisfaction of the additional conditions set forth below:

(a)	this Agreement executed and delivered by the Borrower, NSA REIT, the Guarantors, the Administrative Agent, the Increase Lenders, and Lenders otherwise required to constitute Requisite Lenders;

(b)
a Note substantially in the form of Exhibit F-1 attached hereto in Annex 3 issued in favor of each Increase Lender reflecting the aggregate principal amount of such Increase Lender’s Delayed Draw Term Loan Commitment (collectively, the “New Notes”);

(c)
a certificate dated as of the date hereof signed by a duly authorized officer of the Borrower, NSA REIT and each Guarantor (i) certifying and attaching the resolutions adopted by the NSA REIT’s board of directors or trustees (or other appropriate governing body or Persons) and by the Borrower and each Guarantor authorizing the transactions described herein and evidencing the due authorization, execution and delivery of this Agreement, the New Notes and each of the other Loan Documents to which NSA REIT or such Loan Party is a party executed in connection with the Increase, (ii) certifying that the organizational documents of the Borrower, NSA REIT and each Guarantor have not been amended, modified or rescinded since they were last furnished in writing to the administrative agent under the Revolver Credit Agreement, and remain in full force and effect as of the date hereof or if any such organizational documents have been amended or modified since they were last furnished in writing to the administrative agent under the Revolver Credit Agreement, certifying as to and attaching true, correct and complete copies of such amendments or modifications, (iii) certifying that the Borrower, NSA REIT and each Guarantor is duly formed, validly existing and in good standing under the laws of such entity’s jurisdiction of organization, and that there is no pending or to such officer’s knowledge, threatened proceeding for dissolution, liquidation or other similar matter with respect to the Borrower, NSA REIT or any Guarantor, (iv) certifying that, immediately before and immediately after giving effect to the Increase, this Agreement and the Increasing Lender Agreements, (A) the representations and warranties made or deemed to be made by NSA REIT and each Loan Party in the Credit Agreement and in the other Loan Documents are true and correct in all material respects (or in all respects to the extent that such representations and warranties are already subject to concepts of materiality) on and as of the Second Amendment Effective Date with the same force and effect as if made on and as of such date except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in such respects on and as of such earlier date) and except that for purposes hereof, the representations and warranties contained in Section 7.11 of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to Article IX of the Credit Agreement, (B) there has been no material adverse change in the business, assets, operations, condition (financial or otherwise) or properties of NSA REIT or any of the Loan Parties since the date of the financial statements most recently delivered to the Administrative Agent pursuant to the Credit Agreement, (C) no Default or Event of Default exists and (D) the condition set forth in Section 7(i) has been satisfied, (v) after giving effect to the financing contemplated by this Agreement and the use of the proceeds of the Loans to be funded on the Second Amendment Effective Date there has not occurred any event or condition that constitutes an “event of default” (howsoever defined) or that, with the giving of any notice, the passage of time, or both, would be an “event of default” under NSA REIT’s or any of the Loan Parties’ financial obligations (other than de minimis obligations) in existence on the Second Amendment Effective Date and (vi) NSA REIT and its Subsidiaries have received all approvals, consents and waivers, and have made or given all necessary filings and notices, as are required to consummate the transactions contemplated in this Agreement without the occurrence of any material default under, material conflict with or material violation of (1) any Applicable Law or (2) any agreement, document or instrument to which NSA REIT or any Loan Party is a party or by which NSA REIT or any Loan Party or its properties is bound.

(d)	to the extent requested by the Administrative Agent, information from the Borrower with respect to any outstanding Disqualified Stock;

(e)	to the extent requested by the Administrative Agent, information from the Borrower, NSA REIT and Guarantors with respect to the Eligible Unencumbered Properties;

(f)	an Increasing Lender Agreement executed and delivered by each Increase Lender and the other parties thereto;

(g)	favorable opinions of counsel to the Borrower, NSA REIT and Guarantors acceptable to the Administrative Agent with respect to this Agreement, the Increase reflected herein and the New Notes;

(h)
payment by the Borrower in immediately available funds of the fees payable to the Increase Lenders set forth in the fee letter delivered in connection with this Agreement and as otherwise provided by the Credit Agreement;

(i)
(i) The absence of any action, suit, investigation or proceeding, pending or threatened, in any court or before any arbitrator or governmental authority that purports to adversely affect the NSA REIT, Borrower, Guarantors or subsidiary or any transaction contemplated hereby, or that could, either individually or in the aggregate, reasonably be expected to have a material adverse effect on the NSA REIT, Borrower, Guarantors or subsidiary or any transaction contemplated hereby or on the ability of the NSA REIT, Borrower, Guarantors or subsidiary of either one to perform its obligations under the documents to be executed in connection with the Increase and the Second Amendment and (ii) no material disruption of financial or capital markets has occurred or exists; and

(j)
All documentation and other information required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including USA PATRIOT Act, and a properly completed and signed IRS Form W-8 or W-9, as applicable, for NSA REIT and each Loan Party.

8.    No Waiver. Nothing contained herein shall be deemed to (i) constitute a waiver of any Default or Event of Default that may heretofore or hereafter occur or have occurred and be continuing or, except as expressly set forth herein, to otherwise modify any provision of the Credit Agreement or any other Loan Document, or (ii) give rise to any defenses or counterclaims to the Administrative Agent’s or any Lender’s right to compel payment of the Obligations when due or to otherwise enforce their respective rights and remedies under the Credit Agreement and the other Loan Documents.

9.    Further Assurances. NSA REIT and the Loan Parties agree to promptly take such action, upon the request of the Administrative Agent, as is necessary to carry out the intent of this Agreement.
10.    No Actions, Claims, etc. As of the date hereof, NSA REIT and each of the Loan Parties hereby acknowledges and confirms that it has no knowledge of any actions, causes of action, claims, demands, damages and liabilities of whatever kind or nature, in law or in equity, against the Administrative Agent, the Lenders, or the Administrative Agent’s or the Lenders’ respective officers, employees, representatives, agents, counsel or directors arising from any action by such Persons, or failure of such Persons to act under the Credit Agreement or other Loan Documents on or prior to the date hereof.
11.    Miscellaneous Provisions.
(a)    THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.
(b)    This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
(c)    This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement or any other document required to be delivered hereunder, by fax transmission or

e-mail transmission (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement. Without limiting the foregoing, upon the request of any party, such fax transmission or e-mail transmission shall be promptly followed by such manually executed counterpart. The existence of this Agreement may be established by the introduction into evidence of counterparts that are separately signed, provided they are otherwise identical in all material respects.
[Remainder of Page Intentionally Blank]

IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as of the date first above written.
BORROWER:
NSAOP, LP

By:	NATIONAL STORAGE AFFILIATES TRUST, its general partner
By:     /s/ Tamara Fisher
Name:    Tamara Fischer
Title:    Authorized Signatory

NSA REIT:
NATIONAL STORAGE AFFILIATES TRUST
By: /s/ Tamara Fisher
Name:    Tamara Fischer
Title:    Authorized Signatory

Each of the undersigned Guarantors hereby absolutely and unconditionally reaffirms its continuing obligations to the Administrative Agent and the Lenders under its respective Guaranty and agrees that the transactions contemplated by the Agreement shall not in any way affect the validity and enforceability of its Guaranty or reduce, impair or discharge the obligations of any Guarantor thereunder.
SUBSIDIARY GUARANTORS
All Stor Indian Trail, LLC,
American Mini Storage-San Antonio, LLC,
Eagle Bow Wakefield, LLC,
Great American Storage Partners, LLC,
NSA-C Holdings, LLC,
NSA-G Holdings, LLC,
NSA Northwest Holdings II, LLC,
NSA – Optivest Acquisition Holdings, LLC,
NSA Property Holdings, LLC,
NSA Storage Solutions, LLC,
SecurCare Colorado III, LLC,
SecurCare Moveit McAllen, LLC,
SecurCare Oklahoma I, LLC,
SecurCare Oklahoma II, LLC,
SecurCare Properties I, LLC,
SecurCare Properties II, LLC,
SecurCare Portfolio Holdings, LLC,
StoreMore Self Storage – Pecos Road, LLC,
each, a Delaware limited liability company

By: /s/ Tamara Fisher
Name:    Tamara Fischer
Title:    Authorized Signatory

Bullhead Freedom Storage, L.L.C, an Arizona limited liability company
By: /s/ Tamara Fisher
Name:    Tamara Fischer
Title:    Authorized Signatory
GAK, LLC,
Washington Murrieta II, LLC,
Washington Murrieta IV, LLC,
each a California limited liability company
By: /s/ Tamara Fisher
Name:    Tamara Fischer
Title:    Authorized Signatory
WCAL, LC,
a Texas limited liability company

By: /s/ Tamara Fisher
Name:    Tamara Fischer
Title:    Authorized Signatory

ADMINISTRATIVE AGENT:
CAPITAL ONE, NATIONAL ASSOCIATION,
as the Administrative Agent

By: /s/ Frederick H. Denecke
Name:    Frederick H. Denecke
Title:    Senior Vice President

INCREASE LENDERS:
CAPITAL ONE, NATIONAL ASSOCIATION,
as a Lender
By: /s/ Frederick H. Denecke
Name:    Frederick H. Denecke
Title:    Senior Vice President

U.S. BANK NATIONAL ASSOCIATION,
as a Lender
By: /s/ Benjamin Kuruvila
Name:    Benjamin Kuruvila
Title:    Vice President

REGIONS BANK,
as a Lender
By: /s/ Paul E. Burgan
Name:    Paul E. Burgan
Title:    Vice President

Annex 1

Increase Lenders

Increase Lender	Increase Amount
Capital One, National Association	$32,500,000
U.S. Bank National Association	$17,500,000
Regions Bank	$25,000,000
Total	$75,000,000.00

Annex 1-1

Annex 2
SCHEDULE 1.1
Lender Commitments

Term Loan Commitments

Lender	Closing Date Term Loans	Delayed Draw Term Loan Commitment	Total Term Loan Facility Amount	Commitment Percentage
Capital One, National Association	$40,000,000.00	$32,500,000	$72,500,000	41.428571430%
U.S. Bank National Association	$35,000,000.00	$17,500,000	$52,500,000	30.000000000%
Regions Bank	$25,000,000.00	$25,000,000	$50,000,000	28.571428570%
Total	$100,000,000.00	$75,000,000.00	$175,000,000.00	100.000000000%

Annex 2-1

Annex 3

EXHIBIT F-1

FORM OF DELAYED DRAW TERM LOAN PROMISSORY NOTE
$[     ]    ________ ___, 20___
FOR VALUE RECEIVED, the undersigned hereby promises to pay to ____________ (the “Lender”) or its registered assigns, in care of Capital One, National Association, as Administrative Agent (the “Administrative Agent”) at 299 Park Ave., 31st FL., New York, NY 10171, or at such other address as may be specified in writing by the Administrative Agent to the Borrower, the principal sum of _________________ AND _______ /100 DOLLARS ($_____) (or such lesser amount as shall equal the aggregate unpaid principal amount of Delayed Draw Term Loans made by the Lender to the Borrower under the Credit Agreement (as defined below)), on the date and in the principal amount provided in the Credit Agreement, and to pay interest on the unpaid principal amount owing hereunder, at the rates and on the dates provided in the Credit Agreement.
The date, amount of the Delayed Draw Term Loan made by the Lender to the Borrower, and each payment made on account of the principal thereof, shall be recorded by the Lender on its books and, prior to any transfer of this Delayed Draw Term Loan Promissory Note (the “Note”), endorsed by the Lender on the schedule attached hereto or any continuation thereof, provided that the failure of the Lender to make any such recordation or endorsement shall not affect the obligations of the Borrower to make a payment when due of any amount owing under the Credit Agreement or hereunder in respect of the Delayed Draw Term Loan made by the Lender.
This Note is one of the Notes referred to in the Credit Agreement (as amended, modified, supplemented or restated and in effect from time to time, the “Credit Agreement”) dated as of June 30, 2016, by and among by and among NSA OP, LP, a limited partnership formed under the laws of the State of Delaware (the “Borrower”), the Lenders from time to time party thereto, and CAPITAL ONE, NATIONAL ASSOCIATION, as Administrative Agent for the Lenders, and joined in for certain purposes by certain Subsidiaries of the Borrower and NATIONAL STORAGE AFFILIATES TRUST, a Maryland real estate investment trust. Capitalized terms used herein, and not otherwise defined herein, have their respective meanings given them in the Credit Agreement.
The Credit Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events and for prepayments of Loans upon the terms and conditions specified therein.
This Note is guaranteed by the Guarantors as provided in the Guaranty. Reference is hereby made to the Guaranty for a description of the nature and extent of such guaranty, the terms and conditions upon which such guaranty was granted and the rights of the holder of this Note in respect thereof.

Annex 3-1

Except as permitted by Section 13.5 of the Credit Agreement, this Note may not be assigned by the Lender to any other Person.
THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.
The Borrower hereby waives presentment for payment, demand, notice of demand, notice of non-payment, protest, notice of protest and all other similar notices.
Time is of the essence for this Note.
[Signature Page Follows]

Annex 3-2

IN WITNESS WHEREOF, the undersigned has executed and delivered this Note as of the date first written above.
NSA OP, LP,
as a Borrower
By:    NATIONAL STORAGE AFFILIATES
    TRUST, its general partner
By:
Name:
Title:

Annex 3-3